Exhibit 10.1

Amendment N3

to

Master Service Agreement dated August 16, 2010 by and between Adherex Technologies, Inc. and OCT Group, LLC

New York	June __, 2012

Adherex Technologies, Inc., having its Registered Office at 68 TW Alexander Drive, Research Triangle Park, NC  27709 (hereinafter referred to as "Adherex "), on the one side, in person of the CEO Rosty Raykov,

and

OCT Group, LLC, having its principal office at 845 Third Avenue, 6th Floor, New York, NY, 10022, USA, hereinafter referred to as ‘’OCT’’, in person of the President Dmitry Sharov, on the other side,

collectively referred to as “Parties”,

concluded this Amendment # 3 to the Master Service Agreement dated August 16, 2010 (MSA) together with its Exhibits and Amendments, due to the changes in the scope of services required by Adherex from OCT.

The Parties agree on the following:

1.	Adherex requires and OCT agrees to perform following additional Services:

1.1.	Design and organize printing of the paper CRFs for the Study;

1.2.	Provide data management for CRFs;

1.3.	Deliver all data to sponsor's statistic's provider;

1.4.	Provide up to 10 reports for sponsor;

1.5.	Provide online randomization system for sites;

1.6.	Perform additional Monitoring visits;

1.7.	Perform additional team trainings.

2.	MSA dated August 16, 2010 shall be amended by adding Exhibit 4 PSA “Additional Services Budget” dated May 25, 2012 enclosed hereto.

3.	The Total Cost of the Services listed in Article 1 above and PTCs associated with Services is 161605.56 (one hundred sixty one thousand six hundred five and 56/100) USD as detailed in Exhibit 4 PSA “Additional Services Budget” dated May 25, 2012.

4.	The Parties agree on the following invoicing procedure for the Additional Services stipulated in Article 1 above:

4.1.	The Total Cost of Additional Services (90165.56 USD) shall be invoiced at the fulfillment of the milestones as set forth below:

a)	Within 30 calendar days from the effective date of this Amendment # 1, Adherex agrees to make an advance payment to OCT in the amount of 25% of the Total Service cost;

b)	15% of the cost of the Services – setup complete, all CRFs are delivered to the sites, and internet randomization system is active;

In case setup is not complete within four (4) months of milestone (a) above (“Within 30 calendar days from the effective date of this Amendment # 1, Adherex agrees to make an advance payment to OCT in the amount of 25% of the Total Service cost’) not due to the fault of “Adherex”, Adherex shall have the right not to pay the invoice for milestone (b) “setup complete”.

c)	10% of the cost of the Services – 25% of patients completed treatment, case report forms monitored and queries resolved, raw data entered in system, and reports available for sponsor.

d)	10% of the cost of the Services – 50% of patients completed treatment, case report forms monitored and queries resolved, and raw data entered in system.

e)	10% of the cost of the Services – 75% of patients completed treatment, case report forms monitored and queries resolved, and raw data entered in system.

f)	10% of the cost of the Services – 100% of patients completed treatment, case report forms monitored and queries resolved, and raw data entered in system.

g)	10% of the cost of the Services - Database Lock and delivery of data to sponsor's statistical vendor

In case Database is not locked within two (2) months of milestone f) above (“100% of patients completed treatment, case report forms monitored, data entered in system and queries resolved”) not due to the fault of OCT, OCT shall have the right to invoice the total amount for this “Database lock” milestone in 2 (two) months after “100% of patients completed treatment, case report forms monitored and queries resolved” is completed.

Further, in case Database is not locked within eight (8) months of milestone (a) above (“Within 30 calendar days from the effective date of this Amendment # 1, Adherex agrees to make an advance payment to OCT in the amount of 25% of the Total Service cost”) not due to fault of Adherex, Adherex shall have the right not to pay the invoice for milestone (g) “Database lock”.

h)	10% All Sites Closed

Amounts listed in articles b) – h) above shall be invoiced together with the corresponding milestones listed in Clause 6.1.1. of the MSA and Amendments to it.

4.2.	PTCs associated with Services shall be invoiced as set forth by Clause 6.3. of the MSA.

5.	Currency of the MSA and all Exhibits is USD.

6.	This Amendment has the following attachments incorporated herein:

6.1.	Exhibit 4 PSA “Additional Services Budget” dated May 25, 2012

This Amendment shall take effect on June __, 2012 and become integral part of the MSA and shall terminate when all obligations and requirements under the MSA and all effective Exhibits enclosed thereto are performed unless either terminated earlier or extended by the parties pursuant to the terms of the MSA subject to Clauses 7 – 8.

OCT Group, LLC		Adherex Technologies, Inc.

Signature		Signature

Name	Dmitry Sharov	Name

Title	President	Title

Date	May 25, 2012	Date